Exhibit 99.1

Contacts:

Jim Curley	Christopher Bunn
Chief Financial Officer	Director, Investor Relations
(510) 420-5000	(510) 420-5150

LeapFrog Reports Strong 2nd Quarter Results on 57% Net Sales Increase

U.S. Consumer sales up 37%, International sales up 94%, SchoolHouse sales up 151%

Emeryville, Calif. – July 23, 2003 – LeapFrog Enterprises, Inc. (NYSE:LF), a leading developer of innovative technology-based educational products, today reported financial results for the second quarter ended June 30, 2003.

Company Net Sales Up 57% For 2nd Quarter

Net sales for the second quarter of 2003 were $68.0 million, up 57% over the same period in 2002. For the first six months of 2003, net sales were $144.8 million, up 43% over the same period in 2002.

Net Sales Up in Each Division For 2nd Quarter and 1st Half of 2003

Net sales from the U.S. Consumer segment were $45.8 million in the second quarter, up 37% over the same period in 2002. Net sales from the International segment were $9.1 million in the second quarter, up 94% over the same period in 2002. Net sales from the Education and Training segment (which consists predominantly of the company’s SchoolHouse division) were $13.1 million in the second quarter, up 151% over the same period in 2002.

In the first six months of 2003, net sales from the U.S. Consumer segment were $105.4 million, up 34% over the same period in 2002. Net sales from the International segment were $20.3 million in the first six months of 2003, up 46% over the same period in 2002. Net sales from the Education and Training segment were $19.1 million in the first half of 2003, up 117% over the same period in 2002.

Company Net Loss Reduced by 48% For 2nd Quarter

The company recorded a significantly reduced net loss for the second quarter of 2003 of $(3.9) million, or $(0.07) per share, an improvement from a net loss of $(7.5) million, or $(0.22) per share over the same period in 2002. In the first six months of 2003, net loss was $(4.9) million or $(0.09) per share, an improvement from a net loss of $(12.6) million or $(0.37) per share in the first half of 2002.

“We are pleased to report that all three of our business divisions achieved very strong net sales growth in the second quarter,” said Mike Wood, president and chief executive officer. “We continued strong growth in our U.S. Consumer division, we expanded our International division into new markets, and our SchoolHouse division recorded over 150% net sales growth. This broad-based success is consistent with our corporate

-More-

LeapFrog Reports Strong 2nd Quarter Results on 57% Net Sales Increase

July 23, 2003

mission to become the leading provider of quality, innovative technology-based educational products for school and home use for all ages around the world.”

Wood continued, “We are proud of the achievements of our SchoolHouse division, which develops and markets classroom products for educators. Our SchoolHouse segment recorded its strongest quarter ever, achieving net sales of $13.1 million. We are particularly pleased with our LeapTrack instruction and assessment system. The LeapTrack system leverages the benefits of the LeapPad and Quantum Pad platforms to enable teachers to quickly assess each student’s skills relative to state standards, pinpoint areas for improvement, and create an individualized learning path across reading, language arts, and math. The LeapTrack system was introduced in August 2002, and represented approximately 20% of SchoolHouse net sales in the second quarter of 2003,” said Wood.

Wood concluded, “With these strong performances in the first half of the year from all of our business divisions, we believe LeapFrog is well positioned for the second half of 2003. We are looking forward to introducing our 2003 U.S. Consumer product line, which includes 3 new learning platforms, 31 new educational software titles and 15 new stand-alone products. We are also excited about entering new international markets, and our ongoing success in our SchoolHouse business.”

Conference Call

A conference call will be held tomorrow, Thursday, July 24 at 9:00 a.m. Eastern time (6:00 a.m. Pacific time) to discuss these announcements and to provide further discussion of results for the quarter and outlook for the remainder of 2003. A live web cast of the conference call will be offered on LeapFrog’s investor relations website at www.leapfroginvestor.com and on www.ccbn.com. A replay of the web cast will be available on these websites through October 31, 2003. To participate in the call, please dial (706) 634-0183.

About LeapFrog

LeapFrog Enterprises, Inc. (NYSE: LF) is a leading designer, developer and marketer of innovative, technology-based learning products and related proprietary content, dedicated to making learning effective and engaging for all ages, at home and in schools, around the world. The company was founded in 1995 and is based in Emeryville, California.

In Homes: LeapFrog has developed six learning platforms that come to life with more than 90 interactive software titles, covering important subjects such as phonics, reading, math, music, geography, social studies, spelling, vocabulary and science. In addition, the company has created more than 35 stand-alone educational products for ages from six months to 16 years. All products contain educational content and reflect a teaching style designed to be fun, engaging, and effective. LeapFrog’s award-winning U.S. consumer products are available at major retailers.

-More-

LeapFrog Reports Strong 2nd Quarter Results on 57% Net Sales Increase

July 23, 2003

In Schools: In 1999, the company created its school division, LeapFrog SchoolHouse, in response to countless requests from educators to customize LeapFrog’s award-winning technology and educational products for the classroom. The LeapFrog SchoolHouse curriculum programs are currently in over 15,000 classrooms in the U.S. with over 200 interactive books and over 265 skill cards representing more than 5,000 pages of educational content. In addition the SchoolHouse products have won numerous awards from the education industry, including the Golden Lamp Award and Distinguished Achievement Award from the Association of Educational Publishers, the Award of Excellence from Technology & Learning magazine and the Teacher’s Choice Award from Learning magazine.

Around the World: Interest in LeapFrog learning products is worldwide. LeapFrog currently has offices in Canada, France, Mexico and the United Kingdom. LeapFrog consumer products are available in more than 25 countries and produced in five different languages.

# # #

LEAPFROG, The LeapFrog Logo, LEAPPAD, LEAPTRACK and QUANTUM PAD are trademarks of LeapFrog Enterprises, Inc.

Forward-Looking Statements

Cautionary Statement Under The Private Securities Litigation Reform Act Of 1995:

Except for the historical information contained herein, this news release contains forward-looking statements, including the company’s planned new product introductions and expected market acceptance of the company’s consumer and SchoolHouse learning products. These forward-looking statements involve risks and uncertainties, including the company’s ability to invent, develop, introduce and market products, the acceptance of the company’s products in U.S. schools and international markets and the potential disruption of operations related to the outbreak of severe acute respiratory syndrome, or SARS, in Asia and elsewhere. These and other risks and uncertainties detailed from time to time in the company’s SEC filings, including its 2002 annual report on Form 10-K filed on March 28, 2003 and its quarterly report on From 10-Q filed on May 14, 2003, could cause the company’s actual results to differ materially from those discussed in this release. All forward-looking statements are based on information available to the company on the date hereof, and the company assumes no obligation to update such statements.

-More-

LeapFrog Reports Strong 2nd Quarter Results on 57% Net Sales Increase

July 23, 2003

LEAPFROG ENTERPRISES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30,		December 31, 2002
	2003	2002
	(Unaudited)		(1)
ASSETS
Current assets:
Cash and cash equivalents	$114,956	$388	$73,327
Short term investments	14,124	—	—
Accounts receivable, net	55,174	29,804	169,670
Inventories, net	96,135	62,137	84,460
Other current assets	16,134	7,458	4,660
Deferred income taxes	11,270	6,760	16,783

Total current assets	307,793	106,547	348,900

Property and equipment, net	21,210	20,195	20,239
Other long term assets	372	987	484
Deferred income taxes	16,034	6,327	4,867
Intangible assets, net	25,670	23,514	23,192

Total assets	$371,079	$157,570	$397,682

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$36,727	$32,363	$58,844
Accrued liabilities	20,795	13,575	40,533
Deferred revenue	1,520	2,786	3,006
Income taxes payable	—	—	21,832

Total current liabilities	59,042	48,724	124,215

Long term debt	—	22,228	—
Deferred rent and other long term liabilities	579	387	550
Deferred income taxes	2,787	—	4,119
Commitments and contingencies
Redeemable convertible series A preferred stock	—	24,139	—
Total stockholders’ equity	308,671	62,092	268,798

Total liabilities and stockholders’ equity	$371,079	$157,570	$397,682

(1)	Derived from audited financial statements.

-More-

LeapFrog Reports Strong 2nd Quarter Results on 57% Net Sales Increase

July 23, 2003

LEAPFROG ENTERPRISES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Net sales	$68,030	$43,218	$144,763	$101,198
Cost of sales	32,209	22,277	68,301	52,979

Gross profit	35,821	20,941	76,462	48,219

Operating expenses:
Selling, general and administrative	21,904	14,923	43,425	31,093
Research and development	13,272	12,987	27,676	25,673
Advertising	6,330	3,985	12,685	9,028
Depreciation and amortization	2,257	1,601	4,160	3,053

Total operating expenses	43,763	33,496	87,946	68,847

Loss from operations	(7,942)	(12,555)	(11,484)	(20,628)
Interest expense	(2)	(210)	(5)	(695)
Interest income	382	94	708	200
Other income, net	1,018	99	2,622	123

Loss before benefit for income taxes	(6,544)	(12,572)	(8,159)	(21,000)
Benefit for income taxes	(2,618)	(5,031)	(3,264)	(8,400)

Net loss	$(3,926)	$(7,541)	$(4,895)	$(12,600)

Net loss per common share – basic and diluted	$(0.07)	$(0.22)	$(0.09)	$(0.37)

Shares used in calculating net loss per share – basic and diluted	56,836,698	33,774,099	56,003,775	33,734,768

-More-

LeapFrog Reports Strong 2nd Quarter Results on 57% Net Sales Increase

July 23, 2003

LEAPFROG ENTERPRISES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2003	2002
Net loss	$(4,895)	$(12,600)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and Amortization	8,165	4,961
Provision for allowances for accounts receivable	5,184	3,520
Deferred income taxes	(6,986)	(6,819)
Other noncash items	24,644	1,698

Other changes in operating assets and liabilities:
Accounts receivable	109,312	82,175
Inventory	(11,675)	(16,034)
Other current assets	(11,474)	(5,405)
Other assets	112	56
Accounts payable	(22,116)	(2,049)
Accrued liabilities	(19,738)	(739)
Income taxes payable	(21,832)	(9,634)

Net cash provided by operating activities	48,701	39,130

Investing activities:
Purchases of property and equipment	(8,632)	(7,991)
Purchase of intangible assets	(3,000)	(250)
Purchases of short term investments	(14,207)	—

Net cash used for investing activities	(25,839)	(8,241)

Financing activities:
Borrowings under credit agreement	—	156,689
Repayments under credit agreement	—	(195,624)
Proceeds from the payment of notes receivable from stockholders	2,624	—
Proceeds from the exercise of stock options, including Employee Stock Purchase Plan	16,170	231

Net cash provided by (used in) financing activities	18,794	(38,704)

Effect of exchange rate changes on cash	(27)	(66)

Increase (decrease) in cash and cash equivalents	41,629	(7,881)
Cash and cash equivalents at beginning of year	73,327	8,269

Cash and cash equivalents at end of period	$114,956	$388

###